SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           March 1, 2004


                                    Versatech USA
                             (formerly VersaTech, Inc.)
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                      33-91240               88-0330263
(State or other jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)


         800 Bellevue Way NE, Suite 400, Bellevue, WA          98004-4208
        (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:       (425) 990-5599





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Item 5.  Other Events.

On March 1, 2004 articles of incorporation were filed with the Secretary of State for the state of Washington for Versatech Acquisitions, Inc. ("Acquisitions"). Acquisitions is wholly owned by Versatech, Inc. (the "Company"). A press release announcing the formation of Acquisitions is annexed as Exhibit 99.1

On or about February 27, 2004 the Company entered into a management consulting contract with EPWC Management, Inc. The term of this Agreement is for two (2) years, and calls for EPWC to provide the Company with assistance in the implementation of its business plan. A copy of the Agreement with EPWC is annexed as Exhibit 99.2.

Item 7. Exhibits

99.1	Versatech Press Release Issued March 1, 2004

99.2	Letter Agreement between EPWC Management, Inc. and the Company


                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    VERSATECH USA



Date:  March 4, 2004                By: /s/ STEVE KRAKONCHUK
                                    -----------------------------------------
                                    Name: Steve Krakonchuk
                                    Title: Chairman, CEO
                                           and duly authorized officer











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